Lucky Strike Entertainment Reports Second Quarter Results for Fiscal Year 2026

RICHMOND, VA. February 4, 2026 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier owner/operators of location-based entertainment, today provided financial results for the second quarter of the 2026 fiscal year, which ended on December 28, 2025.

Quarter Highlights:

•Total revenue increased 2.3% to $306.9 million from $300.1 million in the previous year
•Same Store Revenue increased 0.3% versus the prior year
•Net loss of $12.7 million versus prior year net income of $28.3 million
•Adjusted EBITDA of $77.5 million versus $98.8 million in the prior year
•From September 29, 2025 through February 4, 2026, we acquired one water park. Total locations in operation as of February 4, 2026 is 369, which reflects the closure of an unprofitable location
•Continued progress on Lucky Strike rebrand initiative with 98 current Lucky Strike locations

"We delivered positive same-center sales growth this quarter, marking a clear inflection point for the business," said Thomas Shannon, Chief Executive Officer and Founder of Lucky Strike Entertainment. "Performance was driven by sustained strength in walk-in retail and league play, increased marketing investment to expand brand awareness and build momentum for the remainder of the year, and meaningful progress rebuilding our Events business. Same store Event sales turned positive in January 2026 for the first time in nearly two years — a trend that has carried into February — reinforcing improving demand and stronger execution across the portfolio.”

"While investments during the quarter supported top-line momentum, we have taken decisive action to align growth with profitability and cash flow generation. Disciplined capital allocation has materially reduced both maintenance and growth capital expenditures over the past 18 months, strengthening free cash flow. Looking ahead, we remain focused on profitable same-center growth, margin expansion, and returns-driven investment, and we expect significant margin expansion this summer as our non-bowling entertainment assets enter their peak seasons."

Fiscal Year 2026 Guidance
The Company is reaffirming fiscal year 2026 guidance provided on August 28, 2025. We remain focused on delivering profitable growth by driving revenues, expanding operating cash flow, and increasing free cash flow – including FCF/share. Our outlook reflects attractive growth supported by organic operating leverage and increased investment in high-ROI, revenue-generating initiatives. Additionally, recent acquisitions typically take 12-18 months to achieve our company-wide margins. The Company’s fiscal year 2026 performance guidance is presented below.

Total Revenue Growth:            5% to 9%
Total Revenue:     $1,260M to $1,310M
Adjusted EBITDA:     $375M to $415M

Common Stock Dividend
On February 3, the Board of Directors of Lucky Strike Entertainment declared a quarterly cash dividend of $0.06 per common share for the third quarter of fiscal year 2026. The dividend will be payable on March 6, 2026, to stockholders of record on February 20, 2026.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 5:00 PM ET on February 4, 2026 in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/.

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The Company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions, and uncertainties, such as statements of our plans, objectives, expectations, intentions, and forecasts. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs, and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; failure to hire and retain qualified employees and personnel; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on August 28, 2025, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue or net income as calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2026 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition-related expenses, share-based compensation, and other items not reflective of the Company's ongoing operations.

Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts, and other.

The Company considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	December 28, 2025	June 29, 2025
Assets
Current assets:
Cash and cash equivalents	$95,912	$59,686
Accounts and notes receivable, net	6,377	7,998
Inventories, net	15,776	15,500
Prepaid expenses and other current assets	39,840	29,366
Assets held-for-sale	756	—
Total current assets	158,661	112,550

Property and equipment, net	1,229,452	944,917
Operating lease right of use assets	553,653	588,594
Finance lease right of use assets, net	305,165	507,701
Intangible assets, net	50,539	45,562
Goodwill	863,391	844,351
Deferred income tax asset	60,060	67,919
Other assets	46,960	48,145
Total assets	$3,267,881	$3,159,739

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$166,797	$145,188
Current maturities of long-term debt	6,604	10,162
Current obligations of operating lease liabilities	33,911	33,103
Earnout liability	12,748	—
Other current liabilities	8,514	5,932
Total current liabilities	228,574	194,385

Long-term debt, net	1,761,509	1,300,708
Long-term obligations of operating lease liabilities	569,246	606,692
Long-term obligations of finance lease liabilities	427,521	683,161
Long-term financing obligations	453,489	449,215
Earnout liability	—	36,183
Other long-term liabilities	55,905	56,307
Deferred income tax liabilities	4,659	4,434
Total liabilities	3,500,903	3,331,085

Commitments and Contingencies

	December 28, 2025	June 29, 2025
Temporary Equity
Series A preferred stock	$130,827	$127,325

Stockholders’ Deficit
Class A common stock	12	12
Class B common stock	6	6
Additional paid-in capital	458,227	472,889
Treasury stock, at cost	(482,802)	(457,917)
Accumulated deficit	(339,635)	(313,181)
Accumulated other comprehensive loss	343	(480)
Total stockholders’ deficit	(363,849)	(298,671)
Total liabilities, temporary equity and stockholders’ deficit	$3,267,881	$3,159,739

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Revenues
Bowling	$142,867	$138,967	$268,137	$261,170
Food & beverage	112,397	110,902	208,526	198,941
Amusement & other	51,597	50,205	122,476	100,158
Total revenues	306,861	300,074	599,139	560,269

Costs and expenses
Location operating costs, excluding depreciation and amortization	99,667	82,694	197,493	168,922
Location payroll and benefit costs	77,882	70,876	153,126	138,312
Location food and beverage costs	23,955	23,225	45,890	43,755
Selling, general and administrative expenses, excluding depreciation and amortization	39,072	34,384	74,417	69,195
Depreciation and amortization	30,422	39,118	63,617	76,101
Loss on impairment and disposal of fixed assets, net	2,338	2,575	3,713	4,047
Other operating expense (income), net	198	329	(690)	118
Total costs and expenses	273,534	253,201	537,566	500,450

Operating income	33,327	46,873	61,573	59,819

Other (income) expenses
Interest expense, net	50,116	48,795	103,513	97,465
Change in fair value of earnout liability	(19,919)	(19,682)	(23,446)	(68,603)
Other expense	—	800	4,931	800
Total other expense	30,197	29,913	84,998	29,662

Income (loss) before income tax expense (benefit)	3,130	16,960	(23,425)	30,157

Income tax expense (benefit)	15,786	(11,347)	3,029	(21,245)
Net (loss) income	$(12,656)	$28,307	$(26,454)	$51,402

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net cash provided by operating activities	$48,064	$38,734	$41,656	$68,147
Net cash used in investing activities	(38,994)	(93,290)	(354,141)	(133,214)
Net cash provided by financing activities	55,655	96,905	348,326	79,099
Effect of exchange rate changes on cash	155	(42)	385	(249)
Net increase in cash and cash equivalents	64,880	42,307	36,226	13,783

Cash and cash equivalents at beginning of period	31,032	38,448	59,686	66,972

Cash and cash equivalents at end of period	$95,912	$80,755	$95,912	$80,755

Balance Sheet and Liquidity
As of December 28, 2025 and June 29, 2025, our calculation of net debt was as follows:

(in thousands)	December 28, 2025	June 29, 2025
Cash and cash equivalents	$95,912	$59,686
Bank debt and loans	1,797,138	1,321,790
Net debt	$1,701,226	$1,262,104

As of December 28, 2025 and June 29, 2025, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	December 28, 2025	June 29, 2025
Cash and cash equivalents	$95,912	$59,686
Revolver Capacity	425,000	335,000
Amounts outstanding on Revolver	(85,000)	(30,000)
Revolver capacity committed to letters of credit	(24,122)	(22,422)
Total cash on hand and revolving borrowing capacity	$411,790	$342,264

GAAP to non-GAAP Reconciliations

	Same Store Revenue
	Three Months Ended
(in thousands)	December 29, 2024	December 28, 2025
Total Revenue - Reported	$300,074	$306,861

less: Service Fee Revenue	(544)	(477)

Revenue Excluding Service Fee Revenue	$299,530	$306,384

less: Non-Location Related (including Closed Centers)	(5,787)	(2,039)

Total Location Revenue	$293,743	$304,345

less: Acquired Revenue	(2,498)	(12,161)

Same Store Revenue	$291,245	$292,184

% Year-over-Year Change
Total Revenue – Reported		2.3%
Total Revenue excluding Service Fee Revenue		2.3%
Total Location Revenue		3.6%
Same Store Revenue		0.3%

	Adjusted EBITDA Reconciliation
	Three Months Ended
(in thousands)	December 28, 2025	December 29, 2024
Consolidated
Revenue	$306,861	$300,074
Net (loss) income - GAAP	(12,656)	28,307
Net (loss) income margin	(4.1)%	9.4%
Adjustments:
Interest expense	51,334	48,795
Income tax expense (benefit)	15,786	(11,347)
Depreciation and amortization	30,783	39,573
Loss on impairment, disposals, and other charges, net	3,911	2,575
Share-based compensation	2,833	4,664
Closed location EBITDA (1)	822	1,189
Transactional and other advisory costs (2)	4,364	4,020
Changes in the value of earnouts (3)	(19,919)	(19,682)
Other, net (4)	212	663
Adjusted EBITDA	$77,470	$98,757
Adjusted EBITDA Margin	25.2%	32.9%

(1)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(3)The adjustment for changes in the value of earnouts is to remove of the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(4)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) severance expense, and (iii) other individually de minimis expenses.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com